Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2008

Name	Country of Incorporation	Equity Held by NTT, directly or indirectly
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT EAST-TOKYOMINAMI CORPORATION	Japan	100.0%
NTT WEST-KANSAI CORPORATION	Japan	100.0%
NTT-ME CORPORATION	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT INFRASTRUCTURE NETWORK CORPORATION	Japan	100.0%
NTT DIRECTORY SERVICES Co.	Japan	100.0%
NTT Quaris Corporation	Japan	100.0%
NTT Solco Corporation	Japan	96.2%
NTT CARD SOLUTION Inc.	Japan	79.4%
TelWel East Japan Corporation	Japan	98.1%
TelWel West Japan Corporation	Japan	98.1%
NTT COMMUNICATIONS CORPORATION	Japan	100.0%
NTT PC Communications Incorporated	Japan	100.0%
NTT Resonant Inc.	Japan	100.0%
NTT Plala Inc.	Japan	84.0%
Verio Inc.	USA	100.0%
NTT COM ASIA LIMITED	China	100.0%
NTT America, Inc.	USA	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT WORLD ENGINEERING MARINE CORPORATION	Japan	66.7%
NTT BizLink, Inc.	Japan	100.0%
NTT Com Technology Corporation	Japan	100.0%
NTT FANET SYSTEMS Corp.	Japan	100.0%
NTT DoCoMo, Inc.	Japan	64.8%
NTT DoCoMo Hokkaido, Inc.	Japan	64.8%
NTT DoCoMo Tohoku, Inc.	Japan	64.8%
NTT DoCoMo Tokai, Inc.	Japan	64.8%
NTT DoCoMo Hokuriku, Inc.	Japan	64.8%
NTT DoCoMo Kansai, Inc.	Japan	64.8%
NTT DoCoMo Chugoku, Inc.	Japan	64.8%
NTT DoCoMo Shikoku, Inc.	Japan	64.8%
NTT DoCoMo Kyushu, Inc.	Japan	64.8%
DoCoMo Service Inc.	Japan	64.8%
DoCoMo Engineering Inc.	Japan	64.8%
DoCoMo Mobile Inc.	Japan	64.8%
DoCoMo Support Inc.	Japan	64.8%
DoCoMo Systems, Inc.	Japan	64.8%
DoCoMo Sentsu, Inc.	Japan	64.8%
DoCoMo Business Net, inc.	Japan	64.8%
DoCoMo Technology, Inc.	Japan	64.8%
DoCoMo interTouch Pte. Ltd.	Singapore	64.8%
NTT DATA CORPORATION	Japan	54.2%
NTT DATA FRONTIER CORPORATION	Japan	30.9%

Name	Country of Incorporation	Equity Held by NTT, directly or indirectly
NTT DATA SYSTEM TECHNOLOGIES INC.	Japan	65.7%
NTT DATA Getronics Corporation	Japan	37.9%
NTT DATA SYSTEMS CORPORATION	Japan	65.7%
NTT DATA WAVE CORPORATION	Japan	43.4%
Nihon Card Processing Co., Ltd.	Japan	38.8%
NTT DATA FORCE CORPORATION	Japan	54.2%
NTT DATA CREATION CORPORATION	Japan	43.4%
itelligence AG	Germany	52.1%
NTT DATA FINANCIAL CORPORATION	Japan	40.1%
NTT DATA CUSTOMER SERVICE CORPORATION	Japan	54.2%
NTT DATA TOKYO SMS CORPORATION	Japan	54.2%
NTT DATA INTERNATIONAL L.L.C.	USA	54.2%
NTT DATA INSTITUTE OF MANAGEMENT CONSULTING, INC.	Japan	54.2%
NTT DATA EUROPE GmbH & Co. KG	Germany	54.2%
NTT URBAN DEVELOPMENT CORPORATION	Japan	67.3%
NTT FINANCE CORPORATION	Japan	94.7%
NTT FACILITIES, INC.	Japan	100.0%
NTT COMWARE CORPORATION	Japan	100.0%
NTT Electronics Corporation	Japan	95.7%
NTT ADVANCED TECHNOLOGY CORPORATION	Japan	100.0%
NTT Software Corporation	Japan	100.0%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
InfoCom Research, Inc.	Japan	96.8%
NTT LOGISCO Inc.	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
NTT LEARNING SYSTEMS CORPORATION	Japan	97.8%
Other 403	Various	Various

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